Exhibit 99.1

vTv Therapeutics Reports Second Quarter 2026 Financial Results and Provides Corporate Update
Phase 3 CATT1 trial evaluating cadisegliatin for the treatment of type 1 diabetes (T1D) expected to complete enrollment in third quarter of 2026
Cadisegliatin Phase 2a hybrid closed-loop trial (Hybrid CATT1) in T1D to initiate before year end 2026
Strong balance sheet expected to fund operations through anticipated CATT1 topline data readout
Company to host Key Opinion Leader (KOL) event in the fourth quarter of 2026 highlighting cadisegliatin and its potential in people with T1D
HIGH POINT, N.C., August 6, 2026 (GLOBE NEWSWIRE) – vTv Therapeutics Inc. (Nasdaq: VTVT), a late-stage biopharmaceutical company advancing cadisegliatin, a novel oral investigational therapy for type 1 diabetes (T1D), today reported financial results for the second quarter ended June 30, 2026, and provided a corporate update. The Company expects to complete enrollment in the Phase 3 CATT1 trial in the third quarter of 2026. Based on its current cash position at the end of the second quarter of 2026, vTv expects to have sufficient cash to fund operations through the anticipated CATT1 topline data readout. In the fourth quarter of 2026, the Company also plans to host a Key Opinion Leader (KOL) event focused on T1D, the burden of managing hypoglycemia without compromising glycemic control, and cadisegliatin’s potential to address this significant unmet need.
“Cadisegliatin has been specifically designed to address the significant unmet need of hypoglycemia, a major limiting factor in achieving optimal blood glucose control in T1D," said Paul Sekhri, Chairman, President, and CEO of vTv Therapeutics. "We look forward to discussing cadisegliatin’s potential with leading experts in T1D at our planned fourth-quarter KOL event. With cash runway through our anticipated topline data readout, we are focused on advancing development of the potential first oral adjunctive therapy for people with T1D.”

Recent Company Highlights
•CATT1 Trial Advancing. Enrollment in the ongoing Phase 3 CATT1 trial evaluating cadisegliatin as an oral adjunctive therapy to insulin in individuals with T1D is expected to be completed in the third quarter of 2026.
•KOL Event on Cadisegliatin Program. In the fourth quarter of 2026, the Company plans to host a KOL event focused on T1D, the significant unmet medical need of hypoglycemia, and the cadisegliatin Phase 3 clinical program.
•Cadisegliatin Hybrid Closed-Loop Trial (Hybrid CATT1). vTv expects to initiate the Phase 2a Hybrid CATT1 trial before year end 2026. This randomized, double-blind, crossover, multicenter study will evaluate cadisegliatin in T1D participants using hybrid closed-loop insulin delivery systems to inform the design and operational aspects of future Phase 3 research in this population.

Second Quarter 2026 Financial Results
•Cash Position: Cash and cash equivalents as of June 30, 2026, were $86.6 million compared to $88.9 million as of December 31, 2025.
•Research & Development (R&D) Expenses: R&D expenses were $8.8 million and $4.1 million for the three months ended June 30, 2026, and 2025, respectively. The increase was primarily driven by continued investment in the Phase 3 CATT1 trial.
•General & Administrative (G&A) Expenses: G&A expenses were $5.2 million and $3.6 million for the three months ended June 30, 2026, and 2025, respectively. The increase reflects ongoing support for corporate operations and clinical development activities.
•Interest Income: Interest income for the three months ended June 30, 2026, and 2025, of $0.8 million and $0.3 million, respectively, was related to dividend income from the Company's money market accounts.
•Net Loss: Net loss attributable to vTv shareholders for the three months ended June 30, 2026, was $13.1 million or $1.05 per basic and diluted share. Net loss attributable to vTv shareholders for the comparable period a year ago was $6.0 million or $0.92 per basic and diluted share.
Upcoming Events
•H.C. Wainwright 28th Annual Global Investment Conference
Format: Fireside Presentation and 1x1 Investor Meetings
Location: New York, NY
Date: September 14-16, 2026
•5th Annual ROTH Healthcare Opportunities Conference
Format: 1x1 Investor Meetings
Location: New York, NY
Date: September 29, 2026

vTv Therapeutics Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2026	December 31, 2025
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$86,643	$88,932
Prepaid expenses	416	743
Other current assets	530	218
Total current assets	87,589	89,893
Other assets	4	6
Total assets	$87,593	$89,899
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$6,992	$6,557
Warrant liability, related party	25	84
Total current liabilities	7,017	6,641
Contract liabilities	1,830	18,669
Warrant liability	114	152
Total liabilities	8,961	25,462
Commitments and contingencies
Stockholders’ equity:
Class A Common Stock	39	39
Class B Common Stock	—	—
Additional paid-in capital	394,205	391,090
Accumulated deficit	(315,612)	(326,692)
Total stockholders’ equity	78,632	64,437
Total liabilities and stockholders’ equity	$87,593	$89,899

vTv Therapeutics Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(Unaudited)		(Unaudited)
Revenue	$—	$—	$36,839	$—
Operating expenses:
Research and development	8,770	4,103	17,748	6,933
General and administrative	5,160	3,618	9,758	7,291
Total operating expenses	13,930	7,721	27,506	14,224
Operating (loss) income	(13,930)	(7,721)	9,333	(14,224)
Interest income	812	275	1,650	606
Other income (expense), net	64	66	97	21
Net (loss) income before income taxes and noncontrolling interest	(13,054)	(7,380)	11,080	(13,597)
Income tax provision	—	—	—	—
Net (loss) income before noncontrolling interest	(13,054)	(7,380)	11,080	(13,597)
Less: net loss attributable to noncontrolling interest	—	(1,334)	—	(2,459)
Net (loss) income attributable to vTv Therapeutics Inc.	$(13,054)	$(6,046)	$11,080	$(11,138)
Net (loss) income attributable to vTv Therapeutics Inc. common shareholders	$(13,054)	$(6,046)	$11,080	$(11,138)
Basic net (loss) income per share of vTv Therapeutics Inc. Class A common stock	$(1.05)	$(0.92)	$0.89	$(1.69)
Basic weighted average number of vTv Therapeutics Inc. Class A common stock	12,409,316	6,587,070	12,409,297	6,584,969
Diluted net (loss) income per share of vTv Therapeutics Inc. Class A common stock	$(1.05)	$(0.92)	$0.76	$(1.69)
Diluted weighted average number of vTv Therapeutics Inc. Class A common stock	12,409,316	6,587,070	14,541,788	6,584,969
About vTv Therapeutics
vTv Therapeutics is a late-stage biopharmaceutical company focused on developing oral, small molecule drug candidates intended to help treat people living with diabetes and other chronic diseases. vTv's clinical pipeline is led by cadisegliatin, a potential first-in-class oral glucokinase activator being investigated in a U.S. Phase 3 study for the treatment of T1D. vTv and its development partners are investigating multiple molecules across different indications for chronic diseases. Learn more at vtvtherapeutics.com or follow the company on LinkedIn or X.
About Cadisegliatin
Cadisegliatin (TTP399) is a novel, oral small molecule, liver-selective glucokinase activator being investigated in the U.S. as a potential first-in-class oral adjunctive treatment for T1D. In non-clinical studies, cadisegliatin acted selectively on the liver and increased the activity of glucokinase independently from insulin. These studies support clinical investigation of whether cadisegliatin can improve glycemic control through hepatic glucose uptake and glycogen storage. Cadisegliatin has been granted Breakthrough Therapy designation by the U.S. Food and Drug Administration (FDA).
Cadisegliatin is under investigation, and the safety and efficacy have not been established. There is no guarantee that this product will receive health authority approval or become commercially available for the use being investigated.
Forward-Looking Statements
This release contains forward-looking statements, which involve risks and uncertainties. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this release, including statements regarding the timing of our clinical trials, the anticipated effect of Phase 3 topline data on the Company, the benefits of cadisegliatin to people living with T1D, our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Important factors that could cause our results to vary from expectations include those described under the heading “Risk Factors” in our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and our other filings with the SEC. These forward-looking statements reflect our views with respect to future events as of the date of this release and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this release and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this release. We anticipate that subsequent events and developments will cause our views to change. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures, or investments we may undertake. We qualify all our forward-looking statements by these cautionary statements.

Investor Contact
John Fraunces
LifeSci Advisors, LLC
917-355-2395
jfraunces@lifesciadvisors.com

Media Contact
Caren Begun
TellMed Strategies
201-396-8551
caren.begun@tmstrat.com